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                                                                   Exhibit 10.31

                                                                     Translation

                                PURCHASE CONTRACT

Party A: Baoding Tianwei Yingli New Energy Resources Co., Ltd.           Contract No.: YLXG070418
Party B: Sichuan Xinguang Silicon Science and Technology Co., Ltd.       Date of Execution: April 10, 2007

After friendly discussions, in accordance with the Contract Law of People's Republic of China, Party A and Party B hereby enter into this contract (this "Contract") in Baoding, Hebei Province.

I.       Product Description, Specification, Quantity, Unit Price and Total
         Price:

     Product         Specification         Time of        Quantity      Unit Price (per         Total Price
   Description                            Delivery                       kilogram, tax
                                                                           included)
------------------ ------------------- ---------------- ------------- --------------------- ---------------------
   Solar Grade         Please see        By December      200 Tons            1650          RMB 330,000,000 (In
     Silicon           Exhibit I          31, 2007                                             Words): Three
  Washing-free          (Product                                                             Hundred and Thirty
                     Specification                                                                Million
                    Description) for                                                           (Tax Included)
                        details.

     Product             Specification            Time of       Quantity       Unit Price (per kilogram, tax
   Description                                   Delivery                                included)
------------------ -------------------------- ---------------- ------------ -------------------------------------
   Solar Grade       Please see Exhibit I       By December    1,000 Tons   Fluctuates with the Market Price in
     Silicon        (Product Specification       31, 2008                                   2008
  Washing-free     Description) for details.

II.      Transportation and Packaging Criteria:

         The seller shall be responsible for delivery of the goods to Baoding Tianwei Yingli New Energy.

         Packing Criteria: Plastic Packaging: 5 kilograms/package.

III.     Time of Delivery:

         The shipment shall be made within 30 days after the Contract has been signed;

         All goods to be delivered in 2007 shall be delivered in batch to the place of delivery designated by the purchaser by December 31, 2007.

IV.      Acceptance Method:

         1. An acceptance test shall be made with respect to the brand, quantity, type, specification and defects in appearance within 15 days after the goods have been delivered to the purchaser's plant.


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         2.    Acceptance Method: Sample Test.

         3. In the event of any dispute in connection with the acceptance, the relevant State inspection authority shall conduct a test for the products in accordance with the inspection criteria and methods for solar grade silicon washing-free materials,

V.       Terms of Payment:

         100% Advance Payment: the seller shall give notice to the purchaser at least 7 days prior to delivery, and the purchaser shall make advance payment for all goods in this batch within 7 days; and the seller shall issue the VAT invoice (at a tax rate of 17%).

VI.      Liability for Breach

         In the event that either party breaches this Contract during the term hereof, the breaching party shall be liable for all responsibilities, including, but not limited to, actual losses, and litigation fees, attorney's fees and travel fees in connection with such liability. During the effective term hereof, Party A and Party B shall fully perform their obligations hereunder. In the event that either party fails to perform this Contract for any special reason, it shall give written notice to the other party hereto at least 90 days in advance; provided that the obligations of the parties hereto may only be revoked upon mutual agreement after friendly discussions with the other party hereto; and provided further that the liquidated damages shall be settled by the parties hereto through consultation.

VII. Anything not addressed herein shall be solved by the parties through consultation. If no settlement can be reached through such consultation, the parties agree that either party may bring such dispute for judgment before the People's Court of competent jurisdiction where this Contract is executed.

VIII. This Contract shall be executed in two (2) copies with each of the Party A and Party B holding one (1) copy, all of which shall become effective upon execution by the parties (a faxed copy of which shall be valid).

Purchaser:          Baoding Tianwei Yingli New Energy     Seller:           Sichuan Xinguang Silicon Science
                    Resources Co., Ltd. (Seal)                              and Technology Co., Ltd. (Seal)
Representative:     /s/Zhao Zhiqiang                      Representative:   /s/Chen Shaoping
Address:            3055 Fuxingzhong Road, Baoding,       Address:          Leshan High&New Tech Industrial
                    Heibei                                                  Development Zone, Leshan
Telephone:          0312-8929869                          Telephone:        0833-2596403
Fax:                0312-8929800                          Fax:              0833-2596408


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                             SUPPLEMENTAL AGREEMENT

Party A:   Baoding Tianwei Yingli New Energy Resources Co., Ltd.

Party B:   Sichuan Xinguang Silicon Science and Technology Co., Ltd.

Date:      April 10, 2007

With respect to the purchase contract entered into by Party A and Party B on April 10, 2007 (Contract No: YLXG070418) (the "Purchase Contract"), the parties hereby further agree as follows:

The quantity of the goods to be delivered as set forth in Article I of the Purchase Contract (Contract No: YLXG070418) shall be subject to the actual quantity produced by Party B, and shall not be contractually binding upon Party
B. The parties shall have the friendly cooperation spirit, and Party B shall use its best endeavors to assist Party A with the purchase of polycrystalline silicon.

Party A:            Baoding Tianwei Yingli New Energy     Party B:          Sichuan Xinguang Silicon Science
                    Resources Co., Ltd. (Seal)                              and Technology Co., Ltd. (Seal)
Representative:     /s/Zhao Zhiqiang                      Representative:   /s/Chen Shaoping
Address:            3055 Fuxingzhong Road, Baoding,       Address:          Leshan High&New Tech Industrial
                    Heibei                                                  Development Zone, Leshan
Telephone:          0312-8929869                          Telephone:        0833-2596403
Fax:                0312-8929800                          Fax:              0833-2596408


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                                    Exhibit I

                        Product Specification Description

1. Phosphorus test: type N, resistivity >100 OMEGA.cm; Boron test: type P, > 1000 OMEGA.cm; minority carriers lifetime >100 OM s; oxygen content: less than 10 to the 17th power/cm cubed; carbon content: less than 10 to the 16th power/cm cubed



2.       There shall be no oxidizing layer or insoluble substance.



3.       Chunk: diameter >40mm

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